Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel W. Dowe, the Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial officer), of American Home Food Products, Inc., (the “Company”), pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, certify that:

(1)

In connection with the Annual Report of the Company on form 10-KSB for the twelve month period ended May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company for the period presented therein.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Daniel W. Dowe

Daniel W. Dowe
Chief Executive Officer and
Chief Financial Officer

Date: October 4, 2006